Exhibit 99.1

Diffusion Pharmaceuticals Anticipates Enrollment in its Ambulance-based Stroke Trial Will be Slowed Due to the Impact of the Coronavirus

Overtaxed healthcare systems will delay enrollment in some geographic locations

CHARLOTTESVILLE, Va. (March 24, 2020) – Diffusion Pharmaceuticals Inc. (NASDAQ: DFFN) (“Diffusion” or “the Company”), a cutting-edge biotechnology company developing new treatments for life-threatening medical conditions by improving the body’s ability to bring oxygen to the areas where it is needed most, today announced that it expect delays in enrollment in the Company’s ambulance-based PHAST-TSC phase 2 clinical trial in acute stroke due to the coronavirus. The LA County Fire Department has informed us that, due to the necessity to respond to the pandemic, it is suspending future training of first responders who had been scheduled to participate in the trial protocol. Such disruptions are expected to delay the Company’s previously announced timeline for study completion.

“The coronavirus pandemic is affecting the conduct of clinical trials throughout the world, and the PHAST-TSC program is no exception,” said Diffusion’s CEO, David Kalergis, JD/MBA. “We are following the FDA’s recent guidelines for conducting clinical trials during this emergency, and are planning ways to make up lost time once the pandemic abates.”

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is an innovative biotechnology company developing new treatments that improve the body’s ability to bring oxygen to the areas where it is needed most, offering new hope for the treatment of life-threatening medical conditions.

Diffusion’s lead drug TSC was originally developed in conjunction with the Office of Naval Research, which was seeking a way to treat hemorrhagic shock caused by massive blood loss on the battlefield.

Evolutions in research have led to Diffusion’s focus today: Fueling Life by taking on some of medicine’s most intractable and difficult-to-treat diseases, including stroke, GBM brain cancer and respiratory distress. In each of these diseases, hypoxia – oxygen deprivation of essential tissue in the body – has proved to be a significant obstacle for medical providers and is the target for TSC’s novel mechanism. The Company is currently enrolling patients in its PHAST-TSC phase 2 clinical trial in acute stroke. In July 2019 the Company reported favorable safety data in a 19-patient dose-escalation run-in study to its Phase 3 INTACT program, using TSC to target inoperable GBM. Further findings from the dose-escalation run-in study, released in December 2019, also showed possible signals of enhanced survival and patient performance.

Preclinical data supports the potential for TSC as a treatment for other conditions where hypoxia plays a major role, such as myocardial infarction, peripheral artery disease, and neurodegenerative conditions such as Alzheimer’s and Parkinson’s disease. In addition, RES-529, the Company’s PI3K/AKT/mTOR pathway inhibitor that dissociates the mTORC1 and mTORC2 complexes, is in preclinical testing for GBM.

Diffusion is headquartered in Charlottesville, Virginia – a hub of advancement in the life science and biopharmaceutical industries – and is led by CEO David Kalergis, a 30-year industry veteran and company co-founder.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company's plans, objectives, expectations and intentions with respect to future operations and products, the potential of the company's technology and product candidates, and other statements that are not historical in nature, particularly those that utilize terminology such as "would," "will," "plans," "possibility," "potential," "future," "expects," "anticipates," "believes," "intends," "continue," "expects," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the Diffusion’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include: Diffusion’s ability to maintain its Nasdaq listing, market conditions, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; general business and economic conditions; the sufficiency of the company’s cash, the company's need for and ability to obtain additional financing or partnering arrangements; and the various risk factors (many of which are beyond Diffusion’s control) as described under the heading “Risk Factors” in Diffusion’s filings with the United States Securities and Exchange Commission. All forward-looking statements in this news release speak only as of the date of this news release and are based on management's current beliefs and expectations. Diffusion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

David Kalergis, CEO

Diffusion Pharmaceuticals Inc.

(434) 825-1834

dkalergis@diffusionpharma.com

or

LHA Investor Relations

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

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